UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2005

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Morningside Drive North,

Building B-Suite 300, Westport, CT 06880

(Address of principal executive offices) (zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

Velocity Express Corporation, a Delaware corporation (the “Company”), held its Annual Meeting (the “Annual Meeting”) for the fiscal years 2003 and 2004 on February 14, 2005. At the Annual Meeting, the stockholders of the Company approved and authorized all of the proposals contained in the Proxy Statement, dated January 31, 2005, and later supplemented by a Supplemental to Proxy Statement, dated February 7, 2005 (together, the “Proxy Statement”). As a result of this authorization, the Company filed a Certificate of Amendment (“First Certificate of Amendment”) to amend its Amendment and Restated Certificate of Incorporation (“Certificate of Incorporation”) on February 14, 2005, to increase the Company’s authorized capital to 999,515,270 shares, 700,000,000 of which is Common Stock and 299,515,270 of which is preferred stock. The First Certificate of Amendment also (i) amends the Certificate of Incorporation to allow the Company’s stockholders to take action by written consent in lieu of a meeting, (ii) amends the rights of each of the Company’s outstanding preferred stock to make them automatically convert into Common Stock upon the conversion of the Company’s Series B Convertible Preferred Stock, par value $0.004 per share (“Series B Preferred”) into Common Stock, and (iii) expands the definition in the Certificate of Incorporation of “Permitted Issuances” so that the issuance of the Company’s 6% Convertible Notes (the “Notes”), which are convertible into the Company’s Series M Convertible Preferred Stock, par value $0.004 per share (“Series M Preferred”), the issuance of the Series M Preferred and the other related issuances of the Company’s securities convertible into Series M Preferred, all as contemplated by to the Purchase Agreement, dated December 21, 2004, between the Company and certain accredited investors (“Series M Purchase Agreement”), will have no anti-dilution effect on any series of the Company’s outstanding preferred stock.

The Company also created and issued its Series I Convertible Preferred Stock (“Series I Preferred”), Series J Convertible Preferred Stock (“Series J Preferred”), Series J Convertible Preferred Stock (“Series J Preferred”), Series K Convertible Preferred Stock (“Series K Preferred”) and Series L Convertible Preferred Stock (“Series L Preferred”), each with par value $0.004 per share, on February 14, 2005 after the filing of the First Certificate of Amendment. Descriptions of each of these securities in the Proxy Statement under Proposal 4, Proposal 6, Proposal 8 and Proposal 10, respectively, are incorporated herein by reference. Upon issuance of these securities, the holders of at least a two-thirds majority of the issued and outstanding Series I Preferred, Series J Preferred and Series K Preferred, voting as separate classes, consented to the amendment of the rights and preferences of each of the Series I Preferred, Series J Preferred and Series K Preferred, respectively, to (i) make them automatically convert into Common Stock upon the conversion of the Company’s Series B Preferred into Common Stock, and (ii) remove the limitation on conversion into Common Stock which limits conversion to the extent that such conversion would result in the holder of the preferred stock, together with the holder’s affiliates, holding 40% or more of all of the outstanding capital stock of the Company on an as-converted basis. The Company promptly effectuated these amendments by filing a Certificate of Amendment to its Certificate of Incorporation (“Second Certificate of Amendment”) on February 15, 2005. This Second Certificate of Amendment also effectuates a one for fifty (1 for 50) reverse stock split of the Company’s Common Stock, effective at the close of business on February 15, 2005.

The Company also received all of the outstanding Series B Preferred on February 15, 2005, after the filing of the Second Certificate of Amendment, tendered for conversion into Common Stock. Therefore, upon conversion of the Series B Preferred, all outstanding classes of preferred stock of the Company automatically converted into Common Stock at their respective conversion ratio. These conversions and the effectuation of the other proposals in the Proxy Statement (including the issuance of the Series M Preferred) will lead the Company to issue to TH Lee Putnam Ventures L.P. and its affiliates approximately 513,763,445 (pre-split) shares of Common Stock and will result in TH Lee Putnam Ventures L.P. and its affiliates having beneficial ownership of approximately 79.9% of the total voting power of the Company.

Finally, the Company filed a Certificate of Designation to create its Series M Preferred on February 15, 2005, and will issue the Series M Preferred upon tender of the Notes for conversion, as contemplated by the Series M Purchase Agreement. The terms of the Series M Preferred and of the other securities issued pursuant to the Series M Purchase Agreement, as described in Proposal 12 of the Proxy Statement, are incorporated herein by reference.

The stockholders of the Company also authorized, at the Annual Meeting, the issuance of a warrant to purchase 9,677,553 shares of Common Stock, at an exercise price of $0.0001 per share (the “Extension Warrant”), to TH Lee Putnam Ventures L.P. and its affiliates in return for its agreement to extend its obligations under the Capital Contribution Agreement, dated July 1, 2004, for a period of two years. This extension of the Capital Contribution Agreement was a condition to the transactions contemplated in the Series M Purchase Agreement and the Company anticipates that the Extension Warrant will be issued as soon as possible. The terms of the Extension warrant, as described in Proposal 11 of the Proxy Statement, are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The contents of Item 3.02 above are incorporated herein by reference in their entirety.

Item 5.01	Changes in Control of Registrant

The contents of Item 3.02 above are incorporated herein by reference in their entirety.

The automatic conversion of all of the Company’s preferred stock (other than Series M Preferred) into Common Stock on February 15, 2005, upon the conversion of all of the outstanding Series B Preferred and the effectuation of the other proposals in the Proxy Statement (including the issuance of the Series M Preferred) will lead the Company to issue to TH Lee Putnam Ventures L.P. and its affiliates approximately 513,763,445 (pre-split) shares of Common Stock and will result in TH Lee Putnam Ventures L.P. and its affiliates having beneficial ownership of approximately 79.9% of the total voting power of the Company. Over the years, TH Lee Putnam Ventures L.P. and its affiliates have purchased various series of the Company’s preferred stock for a total consideration of approximately $99.6 million. The Company believes that TH Lee Putnam Ventures L.P. used its own investment funds to make such investments.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

Mr. Douglas Hsieh was previously an officer of TH Lee Putnam Ventures L.P. and was previously nominated by TH Lee Putnam Ventures L.P. and elected by the stockholders of the Company as a director of the Company in the Company’s previous annual meeting. Mr. Hsieh recently left the employ of TH Lee Putnam Ventures L.P. and therefore was not nominated by TH Lee Putnam Ventures L.P. as a director in the Annual Meeting. With the election of the Company’s new directors at the Annual Meeting on February 14, 2005, Mr. Hsieh is no longer a director of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The contents of Item 3.02 above are incorporated herein by reference in their entirety. A complete copy of the Company’s Amended and Restated Certificate of Incorporation, as amended to date, is attached as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation, as amended.

99.1	Excerpts from the Proxy Statement, dated January 31, 2005, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2005

VELOCITY EXPRESS CORPORATION

By:	/s/ Wesley C. Fredenburg
	Name:	Wesley C. Fredenburg
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation, as amended.

99.1	Excerpts from the Proxy Statement, dated January 31, 2005, as amended.